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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                                  July 17, 2003

Fleet National Bank
100 Federal Street
Boston, MA  02110
Attn:    Fred P. Lucy
         Vice President

Banc of America Strategic Solutions, Inc.
335 Madison Avenue
NY1-503-05-06
Attn:   Bill Crawford
         Managing Director

      RE:   AMENDED AND RESTATED JUNIOR CREDIT PARTICIPATION AGREEMENT

Gentlemen:

      Reference is made to the Second Amended and Restated Credit Agreement between, on one hand, Nextera Enterprises, Inc., a Delaware corporation (the "Company"), and on the other hand, Fleet National Bank, as agent ("Agent") for itself and the other lenders party thereto (the "Lenders"), dated as of December 31, 2002, as amended by that certain First Amendment dated as of July 8, 2003 and that certain Second Amendment dated the date hereof (as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"), together with any other agreements, supplements, documents and instruments relating thereto or executed in connection therewith, all as from time to time amended and supplemented (collectively, the "Credit Documents").

      The undersigned, Knowledge Universe, Inc., a Delaware corporation with an address at 1250 4th Street, Suite 550, Santa Monica, California 90401 ("Junior Credit Participant"), has requested that Agent and Lenders sell to Junior Credit Participant a Junior Credit Participation (as hereinafter defined) in the advances, loans and other financial accommodations presently outstanding and which may hereafter be extended by Agent and Lenders to Company, pursuant to the Credit Documents and all other indebtedness now or hereafter owed by Company to Agent and Lenders in connection therewith or otherwise, and Agent and Lenders have agreed to do so, all on the terms and conditions hereinafter set forth.

      Junior Credit Participant previously purchased a $5,000,000 Junior Credit Participation pursuant to that certain Junior Credit Participation Agreement dated as of December 31, 2002 (the "Prior Credit Participation Agreement") and wishes to purchase an additional junior participation in the amount of $2,500,000. Junior Credit Participant requests that the Prior Junior
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Credit Participation Agreement bet deemed of no further force and effect, and be replaced, in all respects, by this Amended and Restated Junior Credit Participation Agreement.

      In consideration of these premises, the mutual covenants herein contained and for other valuable consideration, Junior Credit Participant hereby agrees with Agent and Lenders as follows:

      1.    Certain Defined Terms.

            (a) "Obligations" as used in this Agreement shall mean and include, without limitation, the advances, loans and other financial accommodations and all other obligations and liabilities now or hereafter owed by Company to Agent and Lenders under the Credit Documents or otherwise, whether direct or indirect and whether fixed or contingent, and shall also include interest or charges accruing after the filing of a bankruptcy petition or similar proceeding, whether or not such interest or charges are recoverable from the Company.

            (b) "Paid in Full", "Payment in Full", "Repaid in Full", or "Repayment in Full" or any similar terms when used in connection with the Obligations shall mean the final indefeasible payment in full of such Obligations in cash or immediately available funds and termination of all lending commitments or, in the case of Obligations consisting of contingent obligations in respect of letters of credit, bankers' acceptances or other reimbursement or payment type guaranties under the Credit Documents, the setting apart of cash sufficient to discharge such portion of the Obligations in an account for the exclusive benefit of the holders thereof, in which such holders shall be granted a first priority perfected security interest which shall have been retained by Agent and Lenders, in each case, for a period of time in excess of all applicable preference or other similar periods under the U.S. Bankruptcy Code and other applicable insolvency laws, state or Federal.

            (c) "Permitted Cash Payment Conditions" shall mean, as to each particular Permitted Cash Payment, each of the following:

                  (i) immediately before and after giving effect to any Permitted Cash Payment there is no Default or Event of Default which has occurred and is continuing under any Credit Document;

                  (ii) for any period, such Permitted Cash Payment shall be payable no sooner than the day that the subject funds are received by the Agent in immediately available funds (or, if later, the day that such funds become immediately available) and shall be paid promptly after the Lenders' receipt of any and all payments of principal and interest owing to them for the same period;



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                  (iii) the Company shall have delivered to the Lenders a
                        written certificate (together with independent written evidence) signed by the Chief Financial Officer of the Company which certifies that the Company is in compliance with the Investment Banking Benchmarks set forth in Section 5.3 of the Credit Agreement and due to be completed on or before the scheduled date of such Permitted Cash Payment; and

                  (iv) the Company shall be in compliance with all financial and other covenants and provisions to be performed or observed by it under any Credit Document immediately before and after giving effect to any such Permitted Cash Payment.

            (d) Other Terms. Capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Credit Documents.


      2. Sale and Purchase of Junior Credit Participation. Junior Credit Participant hereby agrees to purchase, and does hereby purchase, from Agent and Lenders and Agent and Lenders hereby agree to sell, and do hereby sell, to Junior Credit Participant an undivided Junior Credit Participation of Seven Million Five Hundred Thousand Dollars ($7,500,000) Dollars (the "Junior Credit Participation") in the Obligations and in the property, security interests and/or guarantees received by Agent and Lenders as security for the Obligations (the "Collateral"), and in all moneys received by Agent and Lenders on account of the Obligations and/or as proceeds of the Collateral (the "Collections"), except as hereinafter provided. Receipt of the purchase price of the Junior Credit Participation is acknowledged by Agent and Lenders. ($5,000,000 previously was paid and $2,500,000 has been paid on the date hereof). Agent and Lenders have provided to Junior Credit Participant a Participation Certificate in the form attached hereto as Exhibit A.

      3. Application of Proceeds. Agent and Lenders may apply all or any part of the proceeds of the Collateral, payments received from Company and credits for Company's account to all or any part of the Obligations and in such order as Agent and Lenders may elect in Agent's and Lenders' sole and absolute discretion, except that unless an Event of Default has occurred under the Credit Agreement or any Credit Document, Agent and Lenders shall not amend Section 5.3 of the Credit Agreement (dealing with distributions upon the occurrence of one or more Transactions (as defined in the Credit Agreement)) without the prior written consent of the Junior Credit Participant. Specifically, and without limitation of the foregoing, Junior Credit Participant acknowledges that Agent and Lenders may, and intend to, apply the proceeds of the Collateral, in the event of a liquidation or other disposition of the Collateral after the occurrence of an Event of Default under the Credit Agreement or any Credit Document, first to the portion of the Loans not sold to Junior Credit Participant; accordingly, the effect of this Agreement is to subordinate Junior Credit Participant's interests in the Obligations to Agent's and Lenders' interests in all of the Obligations upon the occurrence of an Event of Default, and Junior Credit Participant acknowledges and agrees to the same.



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      4. Freedom of Dealing. It is understood and agreed by Junior Credit
Participant that, in Agent's and Lenders' sole and absolute discretion, Agent and Lenders may continue to extend additional advances, loans and other financial accommodations to Company, including, without limitation, after default and/or commencement and during the continuation of any case under the U.S. Bankruptcy Code with respect to Company ("Post-Petition Advances") and the Junior Credit Participation shall be subject and subordinate to such Post-Petition Advances and in the security therefor on the same terms and conditions as are set forth herein.

      5. Reservation of Rights. Agent and Lenders shall have the sole right to manage, perform, modify, restructure, extend, supplement and enforce the Credit Documents, Obligations and the Collateral, and to waive, discharge, exercise and enforce all privileges, rights and remedies exercisable or enforceable by Agent and Lenders thereunder, for the joint benefit of Agent and Lenders and Junior Credit Participant, in accordance with Agent's and Lenders' sole and absolute discretion and the exercise of Agent's and Lenders' business judgment, and without charge to Junior Credit Participant for any costs or expenses incurred by Agent and Lenders in connection therewith; provided, however, that Junior Credit Participant shall pay its pro rata share of any out-of-pocket expenses (including, without limitation, the fees and expenses of Agent's and Lenders' counsel) of recovery, defense and enforcement of the Obligations and the Collateral which exceeds the amount recovered from Company or from the Collateral or otherwise for Company's account ONLY if as to such expenses any of the following conditions apply: (A) such expenses may be satisfied out of Collateral liquidations, payments or other recoveries later received (or reserved for such purpose) on the Obligations in accordance with Section 3 above, or (B) such expenses were incurred at Junior Credit Participant's request, or (C) such expenses were incurred on account of any action or threat of action, or breach of any obligation to the Agent or the Lenders with respect to the Obligations or the Credit Documents, by Junior Credit Participant or any affiliate or representative thereof. Agent and Lenders will use normal prudence and business judgment in handling the collection and enforcement of the Obligations and realization upon the Collateral, but shall not be liable to Junior Credit Participant for any action taken or omitted to be taken in good faith or on the written advice of counsel. With respect to any actions or inaction taken by Agent and Lenders in good faith or on the written advice of counsel, Junior Credit Participant expressly releases Agent and Lenders from any and all liability and responsibility (express or implied), for any loss, depreciation of or delay in collecting or failing to realize on any Collateral, the Obligations or any guaranties therefor and for any mistake, omission or error in judgment in passing upon or accepting any Collateral or in making examinations or audits or for granting indulgences or extensions to Company, any account debtor or any guarantor. Junior Credit Participant hereby pledges, assigns and grants to Agent and Lenders any right it may have to seek recovery on account of the Junior Credit Participation, including, without limitation, any right to commence litigation, vote to accept or reject a Chapter 11 plan or to otherwise vote on or direct any part of any bankruptcy case or any similar proceeding affecting the Obligations.

      6. No Representations or Warranties. Agent and Lenders make no representation or warranty (express or implied) and shall have no responsibility, as to the validity, value, enforceability or collectibility of the Obligations or the Credit Documents, or as to the title to, validity, priority, value, perfection or sufficiency of the Collateral, or any other guarantees or collateral of any kind, or as to the financial condition of Company or any account debtors. Junior


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Credit Participant is thoroughly familiar with and has complete and current information concerning the financial condition and creditworthiness of Company.

      7. Independent Credit Decision. Junior Credit Participant acknowledges that it has received and reviewed copies of all of the Credit Documents. Agent and Lenders may, from time to time, in Agent's and Lenders' discretion and without notice to or consent of Junior Credit Participant, amend, modify, renew and/or release in whole or in part the Obligations, the Credit Documents, the Collateral and any guaranties therefor, as well as extend advances, loans and other financial accommodations to Company in excess of any formulas under the Credit Documents, without notice to or the consent of Junior Credit Participant. Agent and Lenders shall, from time to time, furnish Junior Credit Participant with copies of such other papers and documents relating to the Obligations and the Collateral and with statements describing the status of the Obligations and the Collateral, as Junior Credit Participant may reasonably request, but it is expressly agreed that Junior Credit Participant shall have no access and no right to review, examine, or audit Agent's and Lenders' books, records, and accounts relating to the Obligations or the Company, except for copies of the Credit Documents as the Junior Credit Participant may request.

      8. Distributions. Interest shall accrue from the date hereof on the outstanding principal on the Junior Credit Participation at a rate equal to ten percent (10%) per annum, compounded monthly, based on the calendar year, but in no case shall the interest rate exceed the maximum rate allowed by law. The Company may make and the Junior Credit Participant may receive and retain on a current cash basis payments of accrued interest and principal repayment on the Junior Credit Participation (the "Permitted Cash Payments") in accordance with the terms and conditions of this Amended and Restated Junior Credit Participation Agreement, so long as the Permitted Cash Payment Conditions are and shall continue to be satisfied. Such Permitted Cash Payments shall be in an amount equal to the accrued, scheduled, mandatory cash payments of principal and interest on the Junior Credit Participation in accordance with the terms and conditions of this Amended and Restated Junior Credit Participation Agreement, including, without limitation, subordination terms; provided, however, that Permitted Cash Payments on account of (i) principal, shall not exceed $73,529 per month at any time, except that in addition to such amount, the Company shall also be permitted to make the following principal payments on the following dates, provided that the Permitted Cash Payment Conditions are and continue to be satisfied on each such payment date: $500,000 on October 31, 2003, $500,000 on December 31, 2003 and $1,500,000 on January 1, 2005; and (ii) interest, for any period, shall not exceed interest at an annual rate in excess of the rate of interest actually paid to the Lenders for the same period (without respect to the rate of interest charged after the occurrence of a Default or Event of Default under the Credit Documents); and provided, further, that interest at a greater rate may PIK for later payment in cash after all of the Loans owing to the Agent and Lenders have been Repaid in Full in cash. The Company shall not be entitled to make-up payments that are disallowed as a result of this Section 8; rather, any such disallowed payment shall be paid directly to the Lenders as a permanent additional prepayment of the then-outstanding Loans in such manner and order as Agent and Lenders deem appropriate in their sole and absolute discretion. Notwithstanding the foregoing, after termination of the Credit Documents and Payment in Full to Agent and Lenders of Agent's and Lenders' share and the shares of Agent's and Lenders' other senior participants in all principal and interest on the Obligations and the other items chargeable


                                      -5-
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to Company's account and due to Agent and Lenders (including, without limitation, attorneys' fees and legal expenses), Agent and Lenders remit to Junior Credit Participant any monies or other payment actually received by them that remain following such Payment in Full on the Obligations.

      9.    Subordinated Status.


            (a) Junior Credit Participant's Junior Credit Participation in the Obligations, the Collateral and the Collections is in all respects junior and subordinate to Agent's and Lenders' interests and those of Agent's and Lenders' other senior participants (if any) therein, and accordingly Agent and Lenders and such other senior participants shall first be Repaid in Full all of Agent's and Lenders' respective shares in the Obligations (including, without limitation, indebtedness of Company to Agent and Lenders, Post-Petition Advances and all charges, commissions, interest, costs, expenses and attorney's fees chargeable to Company in connection with the Obligations or the Collateral) prior to any repayment of all or any part of the Junior Credit Participation (except only for Permitted Cash Payments on Junior Credit Participant's interest in the Obligations, as provided above).

            (b) All Collections received shall be applied first to the payment of all costs and expenses incurred in effecting such Collections (including, without limitation, any costs, expenses, attorneys' fees and charges relating to the Obligations, Collateral and Collections), then to the unpaid balance of all Obligations, in such amount and/or order as Agent and Lenders elect in Agent's and Lenders' sole and absolute discretion, such Collections to be first retained and applied by Agent and Lenders until Repayment in Full of the principal of and interest on Agent's and Lenders' share and the shares of Agent's and Lenders' other senior participants in all such Obligations (except only for Permitted Cash Payments on Junior Credit Participant's interest in the Obligations, as provided above) and, except to the extent any order of any court provides otherwise, after termination of the Credit Documents, any surplus to be remitted to Junior Credit Participant.

            (c) The Obligations, the Collateral and the Collections thereon shall be held by Agent and Lenders in Agent's and Lenders' own name, but, to the extent of Junior Credit Participant's junior interest therein, as agent and trustee for Junior Credit Participant and subject to Junior Credit Participant's rights with respect thereto as herein set forth. Agent and Lenders do not assume, have made no warranties and shall not have (except only for the contractual obligations specifically set forth herein) any fiduciary obligations or duties or other liability to Junior Credit Participant for the repayment of the Junior Credit Participation or any interest equivalent thereon.



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            (d)   The Junior Credit Participation may not be re-sold,
                  sub-participated, assigned, pledged or otherwise disposed of by Junior Credit Participant. Junior Credit Participant hereby represents and warrants that no portion of the proceeds of the Obligations has been advanced to or for the account of Junior Credit Participant by Company, that no portion of Junior Credit Participant's payment to Agent and Lenders for the Junior Credit Participation represents, directly or indirectly, any proceeds of the Obligations and that this Agreement is valid, binding and enforceable with respect to Junior Credit Participant.

      10. Assigned Interests. Upon Payment in Full of principal, interest and charges with respect to Agent's and Lenders' interest and of Agent's and Lenders' other senior participants in the Obligations and termination of the Credit Documents, Agent and Lenders agree to assign to Junior Credit Participant all Collateral for the Obligations and Agent's and Lenders' rights with respect thereto without representations, warranties or recourse of any kind or nature whatsoever.

      11. Administrative Charges. Notwithstanding anything to the contrary contained in this Agreement, Junior Credit Participant shall not share in and Agent and Lenders shall retain as Agent's and Lenders' sole property and for Agent's and Lenders' exclusive benefit all interest charges, commissions and fees and administrative, handling and service charges with respect to the Obligations and the Collateral (except only for Permitted Cash Payments on Junior Credit Participant's interest in the Obligations, as provided above).

      12. Waiver of Jury Trial. JUNIOR CREDIT PARTICIPANT, AGENT AND LENDERS EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AMENDED AND RESTATED JUNIOR CREDIT PARTICIPATION AGREEMENT AND FURTHER HEREBY WAIVES ANY RIGHT OF OFFSET OR RIGHT TO INTERPOSE ANY COUNTERCLAIM IN ANY SUCH ACTION. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS IN ADVANCE TO THE NONEXCLUSIVE JURISDICTION OF THE SUPERIOR COURT OF SUFFOLK COUNTY IN THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS IN ANY ACTION OR PROCEEDING RELATING TO ANY CLAIM, DISPUTE OR OTHER MATTER PERTAINING DIRECTLY OR INDIRECTLY TO THIS AMENDED AND RESTATED JUNIOR CREDIT PARTICIPATION AGREEMENT.

      13. Notices. All notices hereunder by Agent and Lenders to Junior Credit Participant shall be deemed given if addressed to Junior Credit Participant, at its address set forth above and sent by registered or certified mail, return receipt requested, or sent by telex or telecopy. All notices hereunder by Junior Credit Participant to Agent and Lenders shall be deemed given if addressed to Agent and Lenders at Agent's and Lenders' address set forth above and directed to the attention of Fred P. Lucy, Vice President, and delivered by certified or registered mail, return receipt requested, or by telex or telecopy.



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      14. Headings. The Section headings in this Amended and Restated Junior
Credit Participation Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any of the provisions hereof.


      15. Severability. If any provision of this Amended and Restated Junior Credit Participation Agreement shall for any reason be held to be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Amended and Restated Junior Credit Participation Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

      16. Effective Date. This Amended and Restated Junior Credit Participation Agreement shall be effective upon the receipt by Agent of a counterpart hereof execution by or on behalf of Lenders, Junior Credit Participant and Company.


      17. Amendments. This Amended and Restated Junior Credit Participation Agreement (a) may not be amended, modified or terminated orally or by any course of dealing, except an agreement in writing signed by Agent and Lenders and Junior Credit Participant, (b) shall remain in full force and effect until all Obligations and Post-Petition Advances are Paid in Full and the Credit Documents are terminated, unless, prior thereto, Agent and Lenders, in Agent's and Lenders' discretion, determine to repurchase the Junior Credit Participation,
(c) shall be binding upon and inure to the benefit of the respective legal representatives, executors, heirs, administrators, successors and assigns of the parties hereto and shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, and (d) may be executed in counterparts, all of which shall constitute a complete agreement.

      IN WITNESS WHEREOF, Junior Credit Participant has executed this instrument under seal as of this 17th day of July, 2003.

                                             KNOWLEDGE UNIVERSE, INC.,
                                             as Junior Credit Participant

                                             By: /s/ Stanley E. Maron
                                                --------------------------
                                                   Name:  Stanley E. Maron
                                                   Title: Secretary



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ACCEPTED AND AGREED TO:

FLEET NATIONAL BANK

By:    /s/ Fred P. Lucy
       ----------------------------------------------
       Name:  Fred P. Lucy
       Title: Vice President



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BANC OF AMERICA  STRATEGIC SOLUTIONS, INC.

By:    /s/ Bill Crawford
       ----------------------------------------------
       Name:  Bill Crawford
       Title: Managing Director



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CONSENTED TO:

NEXTERA ENTERPRISES, INC.



By:    /s/ Michael P. Muldowney
       ----------------------------------------------
       Name:  Michael P. Muldowney
       Title: Chief Financial Officer



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                                    EXHIBIT A

                            Participation Certificate

Date: July 17, 2003

Amount of Certificate: $7,500,000


            Fleet National Bank ("Agent") hereby certifies that Knowledge Universe, Inc. ("Junior Credit Participant"), pursuant to the terms and subject to the conditions of an Amended and Restated Junior Credit Participation Agreement dated as of July 17, 2003 between Agent, Lenders (as defined in such Amended and Restated Junior Credit Participation Agreement) and Junior Credit Participant, has purchased an undivided junior participation interest in the Term Loan (as defined in such Amended and Restated Junior Credit Participation Agreement) in the above-referenced amount.

THIS CERTIFICATE AMENDS, RESTATES AND REPLACES IN ITS ENTIRETY THE PARTICIPATION CERTIFICATE ISSUED IN CONNECTION WITH THE PRIOR CREDIT PARTICIPATION AGREEMENT ("PRIOR PARTICIPATION CERTIFICATE"), WHICH PRIOR PARTICIPATION CERTIFICATE IS DEEMED OF NO FURTHER FORCE AND EFFECT.

THIS CERTIFICATE IS NOT TRANSFERABLE except as provided in the above referenced Amended and Restated Junior Credit Participation Agreement.

                                    FLEET NATIONAL BANK, as Agent for itself and the other Lenders

                                    By: /s/ Fred P. Lucy
                                       -----------------------------------------
                                         Fred P. Lucy, Vice President


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